UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 3, 2013

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Interim President

On May 3, 2013, GrowLife, Inc. (the “Company”) named Kyle Tracey as its Interim President. Mr. Tracey’s appointment to Interim President is subject to approval by the Company’s Board of Directors.

Mr. Tracey (age 30) serves as the President of GrowLife Productions, Inc. GrowLife Productions, Inc. is the entertainment and lifestyle hub of the Company and is comprised of various live event promoters, marketers, and brand management experts. Mr. Tracey has a wide range of sales and marketing experience and served as Marketing Director and Business Development Manager of SG Technologies Corp. Mr. Tracey also has more than five years of experience working in the hydroponics industry developing and launching new products, selling and marketing branded horticulture equipment, and managing and producing live events. He has also worked closely with High Times magazine, Sony Pictures Classics, and live event and festival promoters Guerilla Union throughout his career, and for several years, provided large scale commercial staffing services for Aerotek. Mr. Tracey received a Bachelor of Arts in Business Management from the University of Rhode Island.

Mr. Tracey does not have any family relationships with any of the Company’s directors or executive officers. Mr. Tracey does not have a direct or indirect material interest in any transaction with the Company involving an amount exceeding $120,000, and no such transaction is currently proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: May 6, 2013

By: /s/ Sterling C. Scott

Sterling C. Scott

Chief Executive Officer